Exhibit 10.8(b)
EARLY EXERCISE
INCENTIVE STOCK OPTION GRANT NOTICE
UNDER THE REDDIT, INC.
2017 EQUITY INCENTIVE AND GRANT PLAN
Pursuant to the Reddit, Inc. 2017 Equity Incentive and Grant Plan (the “Plan”), Reddit, Inc., a Delaware corporation (together with any successor, the “Company”), has granted to the individual named below, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of common stock of the Company (“Common Stock”) indicated below (the “Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Early Exercise Incentive Stock Option Grant Notice (the “Grant Notice”), the attached Early Exercise Incentive Stock Option Agreement (the “Agreement”) and the Plan. This Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option.

Name of Optionee:	As described on Shareworks (the “Optionee”)

No. of Shares:	As described on Shareworks [(Number of Shares that qualify as an Incentive Stock Option: as described on Shareworks and number of Shares that are non-qualified: as described on Shareworks)]

Grant Date:	As described on Shareworks

Vesting Commencement Date:	As described on Shareworks (the “Vesting Commencement Date”)

Expiration Date:	As described on Shareworks (the “Expiration Date”)

Option Exercise Price/Share:	As described on Shareworks (the “Option Exercise Price”)

Vesting Schedule:
As described on Shareworks. Notwithstanding anything in the Agreement to the contrary, in the case of a Sale Event, this Stock Option and the Shares shall be treated as provided in Section 3(c) of the Plan.

Acceleration: Notwithstanding the foregoing, if the Company is subject to a Change in Control before the Optionee’s service with the Company terminates and the Optionee is subject to an Involuntary Termination within 12 months after the Change in Control, then 50% of the unvested Shares subject to the Stock Option shall automatically be vested, provided the Optionee has complied with the Severance Conditions.

For purposes of this agreement, “Cause” means (a) the Optionee’s unauthorized use or disclosure of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) the Optionee’s material breach of any agreement between the Optionee and the Company, (c) the Optionee’s material failure to comply with the Company's written policies or rules, (d) the Optionee’s conviction of, or the Optionee’s plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (e) the Optionee’s gross misconduct, (f) the Optionee’s continuing failure to perform assigned material duties after receiving written notification of the failure from the Company or (g) the Optionee’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Optionee’s cooperation.

For purposes of this agreement, “Change in Control” means (a) the consummation of a merger or consolidation of the Company with or into another entity, (b) the dissolution, liquidation or winding up of the Company or (c) or a Liquidation Event as defined in the Company’s Restated Certificate of Incorporation, as may be amended from time to time. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company's stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

For purposes of this agreement, “Involuntary Termination” means either (a) involuntary discharge by the Company for reasons other than Cause or (b) voluntary resignation following (i) a change in the Optionee’s position with the Company that materially reduces the Optionee’s level of authority or responsibility, (ii) a reduction in the Optionee’s base salary by more than 10% unless such reduction is part of a generalized salary reduction affecting similarly situated employees or (iii) receipt of notice that the Optionee’s principal workplace will be relocated more than 30 miles from San Francisco, California.

For purposes of this agreement “Severance Conditions” means that the Optionee (i) has returned all Company property in the Optionee’s possession and (ii) has executed a general release of all claims that the Optionee may have against the Company or persons or entities affiliated with the Company. The release must be materially in the form prescribed by the Company.

Class of Shares	Class A Common Stock of the Company
Attachments:  Early Exercise Incentive Stock Option Agreement, 2017 Equity Incentive and Grant Plan

EARLY EXERCISE
INCENTIVE STOCK OPTION AGREEMENT
UNDER THE REDDIT, INC.
2017 EQUITY INCENTIVE AND GRANT PLAN
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.
1.Vesting, Exercisability and Termination.
(a)Vesting. This Stock Option shall be immediately exercisable, regardless of whether the Shares are vested. Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, the Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.
(b)Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case to Section 3(c) of the Plan):
(i)Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or Disability, this Stock Option may continue to be exercised, to the extent the Shares are vested on the date of termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or Disability or until the Expiration Date, if earlier.
(ii)Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or Disability, and unless otherwise determined by the Committee, this Stock Option may continue to be exercised, to the extent the Shares are vested on the date of termination, for a period of 3 months from the date of termination or until the Expiration Date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.
For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees. Any portion of this Stock Option with respect to Shares that are not vested on the date of termination of the Service Relationship shall terminate immediately and be null and void. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or Subsidiary of the Company) to terminate Optionee’s employment or other relationship with Company (or Subsidiary of the Company) at any time, for any reason or no reason, with or without Cause.
(c)It is understood and intended that this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after Grant Date of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent this Stock Option and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first become exercisable in any year, such options will not qualify as incentive stock options.
2.Exercise of Stock Option.
(a)The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Shares, including pursuant to an electronic acceptance platform established and maintained by the Company or another third party designated by the Company. Such notice shall specify the number of Shares to be purchased. To the extent this Stock Option is only partially exercised, such exercise shall first be with respect to the Shares, if any, that have previously vested, and then with respect to the Shares that will next vest, with the Shares that vest at the latest date being exercised last. Payment of the purchase price may be made by one or more of the methods described in Section 5 of the Plan, subject to the limitations contained in such Section of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.
(b)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.
3.Repurchase Right. Upon a Termination Event, the Company shall have the right to repurchase Shares received upon exercise of the Option that are unvested as of the date of such Termination Event as set forth in Section 9(c) of the Plan.
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.
5.Transferability of Stock Option. This Stock Option is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.
6.Restrictions on Transfer of Shares. The Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan.
7.Record Owner; Dividends. The Optionee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares received upon the exercise of the Option if and to the extent such Shares are entitled to voting rights. The Optionee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.
8.Section 83(b) Election. The Optionee shall consult with his or her tax advisor to determine whether it would be appropriate for the Optionee to make an election under Section 83(b) of the Code with respect to the Shares. Any such election must be filed with the Internal Revenue Service within 30 days of the date of exercise. If the Optionee makes an election under Section 83(b) of the Code, the Optionee shall give prompt notice to the Company (and provide a copy of such election to the Company).
9.Withholding.    Prior to the issuance of the Shares upon exercise of the Option, Optionee must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits and subject to Section 10(b) of the Plan, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the applicable amount of taxes required to be withheld; or to arrange a mandatory “sell to cover” on Optionee’s behalf (without further authorization); but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. In case of stock withholding or a sell to cover, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares issuable upon exercise.
10.Issuance of Shares. Provided that the Exercise Notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares issuable upon a valid exercise of this Option registered in the name of Optionee, Optionee’s authorized assignee who is a Permitted Transferee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
11.Compliance with Laws and Regulations. The Plan and this Agreement are intended to comply with Section 25102(o) and Rule 701. If applicable, any provision of this Agreement that is inconsistent with Section 25102(o) or Rule 701 shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 25102(o) and/or Rule 701. The exercise of this Option and the issuance and transfer of

Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
12.Miscellaneous Provisions.
(a)Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
(b)Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, this Stock Option or Shares acquired pursuant thereto.
(c)Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.
(d)Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.
(e)Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
(f)Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(g)Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email or other electronic communication; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email or other electronic communication, facsimile or by express courier. Any notice not delivered personally or by email or other electronic communication will be sent with postage and/or other charges prepaid and properly addressed to Optionee at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel.” Notices by facsimile shall be machine verified as received.
(h)Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
(i)Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
(j)Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
13.Consent to Jurisdiction; Waiver. The Optionee (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the Optionee and the Company (each a “Party”) hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.
14.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Optionee’s current or future participation in the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. References to “Shareworks” or “as described on Shareworks” in the Grant Notice, this Agreement, the exhibits or other attachments to this Agreement (including any exhibits to such exhibits or attachments) shall be to the relevant information made available to the Optionee on the online equity management platform operated by Solium Capital Inc. (or any successor platform), which information shall be deemed incorporated by reference wherever “Shareworks” or “as described on Shareworks” appears.
15.Receipt of Plan. The Optionee hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that this Stock Option is subject to the terms of the Plan and this Agreement. By accepting this Stock Option (whether written, electronic or otherwise), the Optionee consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement, are hereby agreed to, by the Optionee as of the date first above written
16.Acceptance. Issuance and acceptance of this Stock Option through an online or electronic system established and maintained by the Company or another third party designated by the Company shall be deemed to be agreement to and acceptance of the terms and conditions of the Plan, the Grant Notice and this Agreement by the Optionee and the Company.
[1[SIGNATURE PAGE FOLLOWS]
1 Note: Signatures to be maintained if grant cannot be accepted via Shareworks.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Optionee as of the date first above written.

REDDIT, INC.

By:
Name:
Title:

Address:
420 Taylor Street
San Francisco, CA 94102

This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement, are hereby agreed to, by the Optionee as of the date first above written.

OPTIONEE:

Name:

Address:

]

Appendix A
STOCK OPTION EXERCISE NOTICE
Reddit, Inc.
Attention: Equity Administration
420 Taylor Street
San Francisco, CA 94102
Pursuant to the terms of the grant notice and stock option agreement between the Optionee and Reddit, Inc. (the “Company”) dated [as described on Shareworks] (the “Agreement”) under the Reddit, Inc. 2017 Equity Incentive and Grant Plan, I, [as described on Shareworks], hereby exercise such option by including herein payment in the amount of $[as described on Shareworks] representing the purchase price for [as described on Shareworks] Shares. I have chosen the following form(s) of payment*: [as described on Shareworks]

[ ]	1.	Cash
[ ]	2.	Certified or bank check payable to Reddit, Inc.
[ ]	3.	Electronic payment via Automatic Clearinghouse (ACH)
[ ]	4.	Other (as referenced in the Agreement and described in the Plan (please describe))
		.
* If you are a non-U.S. Optionee, please see the Company for permitted forms of payment.
In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:
(i)I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.
(ii)I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.
(iii)I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
(iv)I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v)I understand that the Shares may not be registered under the Securities Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.
(vi)I understand and agree that the Shares will be subject to all of the transfer restrictions set forth in the Company’s Restated Bylaws.
(vii)I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 9 of the Plan.
(viii)I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.
(ix)I understand and agree that the Company has certain repurchase rights with respect to the Shares pursuant to Section 9(c) of the Plan.
(x)I understand and agree that the Company has certain drag-along rights and has been granted a proxy pursuant to Section 9(d) of the Plan.
(xi)I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan. I am aware of Rule 144 of the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to satisfaction of certain conditions, which include (without limitation) that: (a) certain current public information about the Company is available; (b) the resale occurs only after the holding period required by Rule 144 has been met; (c) the sale occurs through an unsolicited “broker’s transaction;” and (d) the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
(xii)I understand and agree that if, as a result of the issuance of the Shares to me hereunder, I will hold shares of Common Stock of the Company constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise or conversion of all then outstanding options, warrants or convertible securities (whether or not then exercisable or convertible) as outstanding), then, as a condition to my receipt of the Shares, I am required to execute an adoption agreement or joinder to that certain Right of First Refusal Agreement, dated September 19, 2014, by and among the Company and the stockholders and investors listed as parties thereto, as the same may be amended and/or restated from time to time (the “ROFR Agreement”), as a Common Holder (as such term is defined in the ROFR Agreement), and I shall thereby be bound by, and subject to, all the terms and provisions of the ROFR Agreement applicable to a Common Holder.
(xiii)I agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board, officers or employees related to tax liabilities arising from my options or my other compensation. In particular, I acknowledge that my options (including the Option) are exempt from Section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Common Stock at the time the option was granted by the Board. Since shares of the Common Stock are not traded on an established securities market, the determination of their fair market value was made by the Board and/or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and I will not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.
(xiv)I agree that, to ensure compliance with the restrictions imposed by the Plan and the Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(xv)I agree that the Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
(xvi)I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.
(xvii)I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership of the Shares that is appropriate for me. In the event that I choose to transfer my Shares to a trust, I agree to sign a stock transfer agreement. In the event that I choose to transfer my Shares to a trust that is not an eligible revocable trust, I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable Incentive Stock Option tax treatment will be unavailable and other unfavorable tax consequences may occur.
(xviii)I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Shares at this time.
(xix)As a condition of exercising this Option, I agree to make adequate provision for foreign, federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of the Shares, whether by withholding, direct payment to the Company, or otherwise.
IMPORTANT NOTE: UNVESTED SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY. PLEASE CONSULT WITH YOUR TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE WHICH MUST BE FILED WITHIN THIRTY (30) DAYS AFTER THE PURCHASE OF SHARES TO BE EFFECTIVE.
A form of Election under Section 83(b) is attached hereto as Exhibit 1 for reference. Unless an 83(b) election is timely filed with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to Optionee, measured by the excess, if any, of the Fair Market Value of the Shares at the time they cease to be unvested Shares, over the purchase price of the Shares.
Exercise of the Option through an online or electronic system established and maintained by the Company or another third party designated by the Company shall be deemed to be my agreement to and acceptance of the terms and conditions of this Stock Option Exercise Notice

[2]	[Sincerely yours,

Name:

Address:

]
2 Note: Signature to be included if manual exercise is used.

Exhibit 1
ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE
The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income; or (3) disqualifying disposition gross income, as the case may be.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.
The property with respect to which the election is made is described as follows: _______ shares of Common Stock of Reddit, Inc., a Delaware corporation (the “Company”) which were transferred upon exercise of an option by Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred pursuant to the exercise of the option was ____________________, _____ and this election is made for calendar year _____.

4.	The shares received upon exercise of the option are subject to the following restrictions: The Company may repurchase all or a portion of the shares at Taxpayer’s original purchase price per share, under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_____ per share x _______ shares = $_______ at the time of exercise of the option.

6.	The amount paid for such shares upon exercise of the option was $____ per share x ________ shares = $________.

7.	The Taxpayer has submitted a copy of this statement to the Company.

8.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]
THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:	Name: